CONSENT OF INDEPENDENT ACCOUNTANTS
To the Directors of Fidelity Distributors Corporation and Investors under Fidelity Systematic Investment Plans: Destiny Plans I and Destiny Plans II:
We hereby consent to the inclusion in this Post-Effective Amendment No. 65 to Registration Statement No. 2-34100 on Form S-6 of our report dated November 12, 1998, on our audit of the financial statements of Fidelity Systematic Investment Plans: Destiny Plans I and Destiny Plans II.
/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
November 19, 1998